                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13G with respect to the Common Stock of ANC Rental Corporation of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: July 7, 2000                 /s/ Harris W. Hudson
                                    ---------------------------
                                    HARRIS W. HUDSON


Dated: July 7, 2000                 HARRIS W. HUDSON LIMITED
                                    PARTNERSHIP, a Nevada limited partnership

                                    By: Harris W. Hudson, Inc., a Nevada
                                        corporation, as general partner


                                    By:/s/ Harris W. Hudson
                                       ------------------------
                                       Harris W. Hudson
                                       President


Dated: July 7, 2000                 HARRIS W. HUDSON, INC., a Nevada corporation


                                    By: /s/ Harris W. Hudson
                                       ------------------------
                                        Harris W. Hudson
                                        President